Exhibit 99.9

Talking Points for Investors/Analysts

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As you have likely seen, this morning the J.Crew Board of Directors announced that it has entered into an agreement for J.Crew to be acquired by two private investment firms, TPG Capital and Leonard Green & Partners, for a total equity value of $3.0 billion, or $43.50 per share.

•	A Special Committee of the J.Crew Board of Directors, comprised of four independent directors, and chaired by Josh Weston, negotiated the transaction and recommended it to the full Board.

•	The Special Committee was advised by independent financial and legal advisors (Perella Weinberg and Cravath Swaine & Moore).

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After a thorough assessment, the Board concluded that the proposal put forth by TPG Capital and Leonard Green & Partners is the best way to maximize value for shareholders, who will receive substantial and immediate value for their shares.

•	$43.50 per share is a very compelling valuation, representing a premium of 29% to J.Crew’s average closing share price over the last month.

•	The investor group has secured committed financing from Goldman, Sachs & Co. and BofA Merrill Lynch.

•	Furthermore, the Special Committee successfully negotiated a robust “go-shop” period that extends beyond the holiday season.

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During this period, the Special Committee, with the assistance of its independent advisors, will actively solicit superior proposals. However, there is no assurance the “go shop” provision will result in a higher offer.

•	In the meantime, J.Crew will file a preliminary proxy statement with the SEC which will contain detailed information about this transaction and the Board and Special Committee process.

•	Once the SEC completes its review of the preliminary proxy, J.Crew will file the definitive proxy statement with the SEC and mail it to shareholders.

•	If no superior proposal is put before the Special Committee, shareholders will have a chance to vote on this transaction.

•	The transaction would officially close once it is approved by shareholders and all closing and regulatory conditions are met. We would anticipate a close in the first half of fiscal 2011.

•	While we weren’t actively seeking this transaction, once the offer was received, the Special Committee determined that it was the best way to maximize value for shareholders.

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The fact is, the retail environment continues to be erratic and challenging. As a private company, J.Crew will be better able to navigate through these highly unpredictable market cycles with a longer-term investment perspective — rather than managing to short-term or quarterly Wall Street expectations.

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Under this transaction, Mickey Drexler has agreed to remain Chairman and CEO as well as a significant shareholder. He knows TPG Capital well and believes they bring a tremendous amount of industry and operational expertise that will allow J.Crew to thrive. Both TPG Capital and Leonard Green & Partners have significant expertise in the retail space and they are dedicated to cultivating and growing J.Crew’s business.

•	While it is still early in the process, we will of course keep you informed of any significant developments, as appropriate.

•	Please do not hesitate to contact me should you have any questions.

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Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of J.Crew Group, Inc. by TPG Capital and Leonard Green & Partners, L.P. In connection with the proposed transaction, J.Crew Group, Inc. will file a proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF J.CREW GROUP, INC. ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed or furnished to the Securities and Exchange Commission by J.Crew Group, Inc. at the Securities and Exchange Commission’s website at http://www.sec.gov or at J.Crew Group, Inc.’s website at http://www.jcrew.com and then clicking on the “Investor Relations” link and then the “SEC Filings” link. The proxy statement and other relevant materials may also be obtained for free from J.Crew Group, Inc. by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in Solicitation

J.Crew Group, Inc. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of J.Crew Group, Inc.’s participants in the solicitation is, or will be, set forth in J.Crew Group, Inc.’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from J.Crew Group, Inc. at http://www.jcrew.com, and then clicking on the “Investor Relations” link and then the “SEC Filings” link or by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500.